Exhibit 99.1

PCB Bancorp Reports Record Earnings of $9.8 million for Q2 2021
Los Angeles, California - July 22, 2021 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $9.8 million, or $0.64 per diluted common share for the second quarter of 2021, compared with $8.6 million, or $0.55 per diluted common share, for the previous quarter and $3.4 million, or $0.22 per diluted common share, for the year-ago quarter.
Q2 2021 Highlights
•Net income totaled $9.8 million or $0.64 per diluted common share;
◦The Company recorded a provision (reversal) for loan losses of $(934) thousand for the current quarter compared with $(1.1) million for the previous quarter and $3.9 million for the year-ago quarter.
◦Allowance for loan losses to total loans held-for-investment ratio was 1.45% at June 30, 2021 compared with 1.51% at March 31, 2021 and 1.30% at June 30, 2020. Excluding U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, allowance for loan losses to total loans held-for-investment ratio was 1.62% and 1.74% at June 30, 2021 and March 31, 2021, respectively.
◦Net interest income was $19.0 million for the current quarter compared with $17.8 million for the previous quarter and $15.4 million for the year-ago quarter. Net interest margin was 3.83% for the second quarter of 2021 compared with 3.70% for the previous quarter and 3.22% for the year-ago quarter.
◦Gain on sale of loans was $4.0 million for the current quarter compared with $1.3 million for the previous quarter and $1.5 million for the year-ago quarter.
•Total assets were $2.06 billion at June 30, 2021, an increase of $9.3 million, or 0.5%, from $2.05 billion at March 31, 2021 and an increase of $39.2 million, or 1.9%, from $2.02 billion at June 30, 2020;
•Loans held-for-investment, net of deferred costs (fees), were $1.72 billion at June 30, 2021, an increase of $33.7 million, or 2.0%, from $1.69 billion at March 31, 2021 and an increase of $166.1 million, or 10.7%, from $1.55 billion at June 30, 2020;
◦SBA PPP loans totaled $181.0 million and $218.7 million at June 30, 2021 and March 31, 2021, respectively.
◦Loans under modified terms related to COVID-19 totaled $16.2 million and $19.8 million at June 30, 2021 and March 31, 2021, respectively.
•Total deposits were $1.80 billion at June 30, 2021, an increase of $43.9 million from $1.75 billion at March 31, 2021 and an increase of $150.7 million, or 9.2%, from $1.65 billion at June 30, 2020;
•Announced a repurchase program on April 8, 2021 for the repurchase up to 5% of outstanding common stock, which represented 775,000 shares, through September 7, 2021. As of June 30, 2021, the Company repurchased and retired 646,334 shares of common stock; and
•Declared an increased cash dividend of $0.12 per share on July 22, 2021. This represents the 26th consecutive quarterly dividend paid by PCB Bancorp.
Henry Kim, President and Chief Executive Officer, commented, "We are pleased to announce another record quarter with net income of $9.8 million for the second quarter of 2021, an increase from $8.6 million in the first quarter of 2021. On a year-to-date basis, net income totaled $18.4 million for the first six months of 2021, up from $6.9 million in the first six months of 2020, a 165% increase. We continue to experience positive credit trends and improving economic conditions that resulted in additional release of loan loss reserves in the quarter. Our total loan portfolio excluding SBA PPP loans increased to $1.55 billion at June 30, 2021, an increase of $79.1 million, compared to March 31, 2021 and an increase of $125.9 million compared to June 30, 2020. During the second quarter of 2021, we prudently took advantage of our market opportunities to deploy excess liquidity into organic loans.”
Mr. Kim continued, "Net interest margin improved by thirteen basis points in the second quarter of 2021 as compared to the first quarter of 2021 primarily due to an expansion in loan interest income and a twelve basis point decline on average cost on total interest bearing liabilities. Although there are persistent uncertainties related to the evolving pandemic, our loan pipeline continues to be solid coupled with ample liquidity to expand our net interest income, and we remain positive in our outlook in delivering strong financial performance for the remainder of the year.

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Net income	$9,844	$8,560	15.0%	$3,367	192.4%	$18,404	$6,939	165.2%
Diluted earnings per common share	$0.64	$0.55	16.4%	$0.22	190.9%	$1.19	$0.45	164.4%

Net interest income	$18,996	$17,819	6.6%	$15,363	23.6%	$36,815	$31,929	15.3%
Provision (reversal) for loan losses	(934)	(1,147)	(18.6)%	3,855	(124.2)%	(2,081)	6,751	(130.8)%
Noninterest income	5,151	2,857	80.3%	2,918	76.5%	8,008	4,944	62.0%
Noninterest expense	11,139	9,669	15.2%	9,696	14.9%	20,808	20,263	2.7%

Return on average assets (1)	1.96%	1.75%		0.69%		1.85%	0.75%
Return on average shareholders’ equity (1), (2)	16.49%	14.66%		5.98%		15.59%	6.17%
Net interest margin (1)	3.83%	3.70%		3.22%		3.77%	3.52%
Efficiency ratio (3)	46.13%	46.76%		53.04%		46.42%	54.95%

($ in thousands, except per share data)	6/30/2021	3/31/2021	% Change	12/31/2020	% Change	6/30/2020	% Change
Total assets	$2,060,003	$2,050,672	0.5%	$1,922,853	7.1%	$2,020,777	1.9%
Net loans held-for-investment	1,694,767	1,660,402	2.1%	1,557,068	8.8%	1,533,341	10.5%
Total deposits	1,797,648	1,753,771	2.5%	1,594,851	12.7%	1,646,930	9.2%
Book value per common share (2), (4)	$16.09	$15.53	3.6%	$15.19	5.9%	$14.78	8.9%
Tier 1 leverage ratio (consolidated)	11.76%	12.03%		11.94%		11.49%
Total shareholders’ equity to total assets (2)	11.60%	11.72%		12.16%		11.24%

(1)Ratios are presented on an annualized basis.
(2)The Company did not have any intangible equity components for the presented periods.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares.
COVID-19 Pandemic
The ongoing COVID-19 pandemic, and governmental and societal responses thereto, have had a severe impact on recent global economic and market conditions, including significant disruption of, and volatility in, financial markets; global supply chain disruptions; and the institution of social distancing and shelter-in-place requirements that have resulted in temporary closures of many businesses, lost revenues, and increased unemployment throughout the U.S., but also specifically in California, where most of the Company’s operations and a large majority of its customers are located. While California’s and New York’s shelter-at-home limits were largely lifted in June 2021, the local economies in the Company’s primary markets have not yet fully recovered.
Since the beginning of the crisis, the Company has taken a number of steps to protect the safety of its employees and to support its customers. The Company has enabled its staff to work remotely and established safety measures within its bank premises and branches for both employees and customers.
In order to support its customers, the Company has been in close contact with its customers, assessing the level of impact on their businesses, and putting a process in place to evaluate each client’s specific situation and provide relief programs where appropriate. SBA PPP loans totaled $181.0 million (1,746 loans) and loans under modified terms related to the COVID-19 pandemic totaled $16.2 million (6 loan customers) as of June 30, 2021. The Company recognized $65.6 million in forgiveness for 1,061 SBA PPP loans as of June 30, 2021. On January 13, 2021, SBA began accepting applications for second draw PPP loans and the Company had funded $107.3 million (1,160 loans), net of origination fees and costs, as of June 30, 2021.
In addition, the Company has been monitoring its liquidity and capital closely. As of June 30, 2021, the Company maintained $174.6 million, or 8.5% of total assets, of cash and cash equivalents and $601.9 million, or 29.2% of total assets, of available borrowing capacity. All regulatory capital ratios were also well above the regulatory well capitalized requirements as of June 30, 2021.
At this time, the Company cannot estimate the long term impact of the COVID-19 pandemic, but these conditions are expected to impact its business, results of operations, and financial condition negatively.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Interest income/expense on
Loans	$19,511	$18,744	4.1%	$18,273	6.8%	$38,255	$38,679	(1.1)%
Investment securities	375	360	4.2%	539	(30.4)%	735	1,183	(37.9)%
Other interest-earning assets	165	154	7.1%	161	2.5%	319	771	(58.6)%
Total interest-earning assets	20,051	19,258	4.1%	18,973	5.7%	39,309	40,633	(3.3)%
Interest-bearing deposits	1,000	1,311	(23.7)%	3,409	(70.7)%	2,311	8,401	(72.5)%
Borrowings	55	128	(57.0)%	201	(72.6)%	183	303	(39.6)%
Total interest-bearing liabilities	1,055	1,439	(26.7)%	3,610	(70.8)%	2,494	8,704	(71.3)%
Net interest income	$18,996	$17,819	6.6%	$15,363	23.6%	$36,815	$31,929	15.3%
Average balance of
Loans	$1,691,704	$1,641,634	3.1%	$1,554,011	8.9%	$1,666,808	$1,504,369	10.8%
Investment securities	132,249	123,851	6.8%	120,336	9.9%	128,073	119,419	7.2%
Other interest-earning assets	164,710	189,153	(12.9)%	245,447	(32.9)%	176,864	202,120	(12.5)%
Total interest-earning assets	$1,988,663	$1,954,638	1.7%	$1,919,794	3.6%	$1,971,745	$1,825,908	8.0%
Interest-bearing deposits	$1,026,937	$1,053,845	(2.6)%	$1,109,307	(7.4)%	$1,040,316	$1,119,503	(7.1)%
Borrowings	19,012	75,556	(74.8)%	130,330	(85.4)%	47,128	77,723	(39.4)%
Total interest-bearing liabilities	$1,045,949	$1,129,401	(7.4)%	$1,239,637	(15.6)%	$1,087,444	$1,197,226	(9.2)%
Total funding (1)	$1,766,054	$1,736,477	1.7%	$1,713,812	3.0%	$1,751,346	$1,619,073	8.2%
Annualized average yield/cost of
Loans	4.63%	4.63%		4.73%		4.63%	5.17%
Investment securities	1.14%	1.18%		1.80%		1.16%	1.99%
Other interest-earning assets	0.40%	0.33%		0.26%		0.36%	0.77%
Total interest-earning assets	4.04%	4.00%		3.97%		4.02%	4.48%
Interest-bearing deposits	0.39%	0.50%		1.24%		0.45%	1.51%
Borrowings	1.16%	0.69%		0.62%		0.78%	0.78%
Total interest-bearing liabilities	0.40%	0.52%		1.17%		0.46%	1.46%
Net interest margin	3.83%	3.70%		3.22%		3.77%	3.52%
Cost of total funding (1)	0.24%	0.34%		0.85%		0.29%	1.08%
Supplementary information
Net accretion of discount on loans	$1,012	$745	35.8%	$530	90.9%	$1,757	$1,558	12.8%
Net amortization of deferred loan fees (costs)	$1,459	$1,220	19.6%	$649	124.8%	$2,679	$770	247.9%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
Loans. Average yields for the current and previous quarters were maintained at 4.63% as increases in net accretion of discount on loans from an increase in loan payoffs and net amortization of deferred loan fees were mostly offset by an increase in SBA PPP loans and lower interest rates on newly originated loans. Excluding SBA PPP loans, weighted-average interest rates on total loans and new loans funded during the current quarter were 4.31% and 3.77%, respectively, at June 30, 2021. The decreases in average yield for the current quarter and year-to-date period compared with the same periods of 2020 were primarily due to an increase in SBA PPP loans and a decrease in overall interest rates on loans from lower market rates, partially offset by increases in net accretion of discount on loans and net amortization of deferred loan fees.

The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	6/30/2021		3/31/2021		12/31/2020		6/30/2020
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	33.9%	3.56%	36.3%	3.44%	31.7%	3.86%	38.4%	4.18%
Hybrid rate loans	22.5%	4.52%	19.3%	4.77%	20.8%	4.82%	13.3%	4.99%
Variable rate loans	43.6%	3.99%	44.4%	4.04%	47.5%	4.06%	48.3%	4.11%

Investment Securities. The decreases in average yield for the current quarter and year-to-date period were primarily due to new investment securities purchased at lower market rates. During the current quarter and past 12-month period, the Company purchased investment securities of $19.3 million and $54.5 million, respectively.
Other Interest-Earning Assets. The increases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to an increase in dividend income on Federal Reserve Bank stock. The decrease in average yield for the current year-to-date period compared with the previous year-to-date period was primarily due to lower market rates. The decreases in average balance for the current quarter and year-to-date period were primarily due to an increase in loans, partially offset by an increase in deposits. The Company maintains most of its cash at the Federal Reserve Bank account. For additional detail, please see the discussion in “Loans” and “Deposits” under the “Balance Sheet” discussion.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year-to-date period were primarily due to the decreases in market rates.
Borrowings. The increases in average cost for the current quarter compared with the previous and year-ago quarters were primarily due to matured borrowings with lower interest rates during the current quarter. Matured FHLB advances totaled $30.0 million and $40.0 million, respectively, with a weighted-average rate of 0.32% and 0.47%, respectively, for the current quarter and year-to-date period. At June 30, 2021, the Company had a term FHLB advance of $10.0 million with an interest rate of 2.07% that matures on June 29, 2022.
Provision (reversal) for Loan Losses
Provision (reversal) for loan losses was $(934) thousand for the current quarter compared with $(1.1) million for the previous quarter and $3.9 million for the year-ago quarter. For the current and previous year-to-date periods, provision (reversal) for loan losses was $(2.1) million and $6.8 million, respectively. The reversals for the current and previous quarters were primarily due to a decrease in historical loss and qualitative adjustment factor allocations as a result of improving economic conditions. The Company recorded net charge-offs (recoveries) of $(309) thousand for the current quarter compared with $(151) thousand for the previous quarter and $281 thousand for the year-ago quarter. For the current and previous year-to-date periods, net charge-offs (recoveries) were $(460) thousand and $883 thousand, respectively.
The following table presents allowance for loan losses to total loans held-for-investment ratio for the dates indicated:

($ in thousands)	6/30/2021	3/31/2021	12/31/2020	6/30/2020
Total loans held-for-investment	$1,719,656	$1,685,916	$1,583,578	$1,553,589
Less: SBA PPP loans	181,019	218,709	135,654	133,675
Total loans held-for-investment, excluding SBA PPP loans	$1,538,637	$1,467,207	$1,447,924	$1,419,914
Allowance for loan losses	$24,889	$25,514	$26,510	$20,248
Allowance for loan losses to total loans held-for-investment	1.45%	1.51%	1.67%	1.30%
Allowance for loan losses to total loans held-for-investment, excluding SBA PPP loans	1.62%	1.74%	1.83%	1.43%

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Gain on sale of loans	$3,967	$1,322	200.1%	$1,498	164.8%	$5,289	$2,223	137.9%
Service charges and fees on deposits	302	293	3.1%	275	9.8%	595	665	(10.5)%
Loan servicing income	545	882	(38.2)%	902	(39.6)%	1,427	1,456	(2.0)%
Other income	337	360	(6.4)%	243	38.7%	697	600	16.2%
Total noninterest income	$5,151	$2,857	80.3%	$2,918	76.5%	$8,008	$4,944	62.0%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Gain on sale of SBA loans
Sold loan balance	$34,107	$10,919	212.4%	$27,066	26.0%	$45,026	$38,781	16.1%
Premium received	4,172	1,309	218.7%	2,042	104.3%	5,481	3,098	76.9%
Gain recognized	3,954	1,195	230.9%	1,448	173.1%	5,149	2,152	139.3%
Gain on sale of residential property loans
Sold loan balance	$1,615	$7,907	(79.6)%	$6,118	(73.6)%	$9,522	$8,197	16.2%
Gain recognized	13	127	(89.8)%	50	(74.0)%	140	71	97.2%

The increases in gain on sale of SBA loans for the current quarter and year-to-date period were primarily due to increased origination and sales of SBA loans and higher premiums from the secondary market. The Company sold certain commercial property loans of $1.7 million at par during the current quarter.
Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Loan servicing income
Servicing income received	$1,124	$1,273	(11.7)%	$1,294	(13.1)%	$2,397	$2,452	(2.2)%
Servicing assets amortization	(579)	(391)	48.1%	(392)	47.7%	(970)	(996)	(2.6)%
Loan servicing income	$545	$882	(38.2)%	$902	(39.6)%	$1,427	$1,456	(2.0)%
Underlying loans at end of period	$492,130	$492,981	(0.2)%	$494,000	(0.4)%	$492,130	$494,000	(0.4)%

The Company services SBA loans and certain residential property loans that are sold to the secondary market. The decreases for the current quarter and year-to-date period were primarily due to a decrease in servicing income received and an increase in servicing asset amortization from an increase in loan payoffs.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Salaries and employee benefits	$7,125	$6,182	15.3%	$5,761	23.7%	$13,307	$12,312	8.1%
Occupancy and equipment	1,388	1,371	1.2%	1,400	(0.9)%	2,759	2,780	(0.8)%
Professional fees	658	494	33.2%	509	29.3%	1,152	1,306	(11.8)%
Marketing and business promotion	516	138	273.9%	548	(5.8)%	654	727	(10.0)%
Data processing	396	377	5.0%	366	8.2%	773	724	6.8%
Director fees and expenses	151	138	9.4%	107	41.1%	289	328	(11.9)%
Regulatory assessments	179	208	(13.9)%	242	(26.0)%	387	461	(16.1)%
Other expenses	726	761	(4.6)%	763	(4.8)%	1,487	1,625	(8.5)%
Total noninterest expense	$11,139	$9,669	15.2%	$9,696	14.9%	$20,808	$20,263	2.7%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to a decrease in direct loan origination costs, which offsets the recognition of salaries and benefits expense, and an increase in other employee benefits, partially offset by a decrease in vacation accrual. The increases for the current quarter and year-to-date period compared with the same periods of 2020 were primarily due to a decrease in direct loan origination costs and an increase in bonus accrual, partially offset by decreases in vacation accrual and other employee benefits. Direct loan origination costs related to SBA PPP loan production totaled $62 thousand, $750 thousand, and $1.1 million for the current, previous, and year-ago quarters, respectively, and $812 thousand and $1.1 million for the current and previous year-to-date periods, respectively.
Professional Fees. The increases for the current quarter compared with the previous and year-ago quarter were primarily due to increases in expenses related to internal audit. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to decreases in expenses related to the Bank’s Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance enhancements. The consent order related to the BSA/AML compliance was terminated on September 30, 2020.
Marketing and business promotion. The increase for the current quarter compared with the previous quarter was primarily due to an increase in advertisement during the current quarter.
Director fees and expense. The increase for the current quarter compared with the year-ago quarter was primarily due to the Board of Directors’ decision to temporarily decrease fees during the year-ago quarter. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to a severance payment for a former director in the first quarter of 2020.
Regulatory Assessments. The decreases for the current quarter and year-to-date period were primarily due to a decrease in assessment rate and the exclusion of SBA PPP loans from the assessment base, partially offset by an increase in balance sheet growth.

Balance Sheet (Unaudited)
Total assets were $2.06 billion at June 30, 2021, an increase of $9.3 million, or 0.5%, from $2.05 billion at March 31, 2021 and an increase of $39.2 million, or 1.9%, from $2.02 billion at June 30, 2020. The increases for the current quarter and year-to-date period were primarily due to increases in loans held-for-investment and investment securities, partially offset by a decrease in cash and cash equivalents.
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment, net of deferred costs (fees)) as of the dates indicated:

($ in thousands)	6/30/2021	3/31/2021	% Change	12/31/2020	% Change	6/30/2020	% Change
Real estate loans
Commercial property	$997,918	$922,536	8.2%	$880,736	13.3%	$813,409	22.7%
Residential property	196,983	190,990	3.1%	198,431	(0.7)%	223,923	(12.0)%
SBA property	124,251	125,989	(1.4)%	126,570	(1.8)%	122,675	1.3%
Construction	13,475	13,151	2.5%	15,199	(11.3)%	20,432	(34.0)%
Commercial and industrial loans
Commercial term	74,503	80,361	(7.3)%	87,250	(14.6)%	98,936	(24.7)%
Commercial lines of credit	90,286	91,970	(1.8)%	96,087	(6.0)%	96,339	(6.3)%
SBA commercial term	19,614	21,078	(6.9)%	21,878	(10.3)%	22,650	(13.4)%
SBA PPP	181,019	218,709	(17.2)%	135,654	33.4%	133,675	35.4%
Other consumer loans	21,607	21,132	2.2%	21,773	(0.8)%	21,550	0.3%
Loans held-for-investment	1,719,656	1,685,916	2.0%	1,583,578	8.6%	1,553,589	10.7%
Loans held-for-sale	11,255	3,569	215.4%	1,979	468.7%	4,102	174.4%
Total loans	$1,730,911	$1,689,485	2.5%	$1,585,557	9.2%	$1,557,691	11.1%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of $171.1 million and advances on lines of credit of $28.6 million, partially offset by pay-downs and pay-offs of $164.1 million. The increase in loans held-for-investment for the current year-to-date period was primarily due to new funding of $361.5 million and advances on lines of credit of $56.4 million, partially offset by pay-downs and pay-offs of $279.9 million. SBA PPP loan and commercial property loan production contributed significantly to the Company’s loan growth for the current year-to-date period.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $43.2 million, partially offset by sales of $37.4 million. The increase in loans held-for-sale for the current year-to-date period was primarily due to new funding of $63.6 million, partially offset by sales of $56.3 million.
The following table presents a composition of commitments to extend credit as of the dates indicated:

($ in thousands)	6/30/2021	3/31/2021	% Change	12/31/2020	% Change	6/30/2020	% Change
Real estate loans
Commercial property	$15,277	$20,003	(23.6)%	$21,016	(27.3)%	$16,962	(9.9)%
SBA property	6,191	3,677	68.4%	540	1,046.5%	220	2,714.1%
Construction	6,233	13,588	(54.1)%	13,986	(55.4)%	16,451	(62.1)%
Commercial and industrial loans
Commercial term	2,950	1,000	195.0%	1,000	195.0%	1,000	195.0%
Commercial lines of credit	164,648	168,381	(2.2)%	156,870	5.0%	159,753	3.1%
SBA commercial term	—	—	—%	—	—%	—	—%
Other consumer loans	118	96	22.9%	84	40.5%	45	162.2%
Total commitments to extend credit	$195,417	$206,745	(5.5)%	$193,496	1.0%	$194,431	0.5%

Credit Quality
The following table presents a summary of non-performing loans, non-performing assets and classified assets as of the dates indicated:

($ in thousands)	6/30/2021	3/31/2021	% Change	12/31/2020	% Change	6/30/2020	% Change
Nonaccrual loans
Real estate loans
Commercial property	$—	$—	—%	$524	(100.0)%	$—	—%
Residential property	—	—	—%	189	(100.0)%	—	—%
SBA property	781	841	(7.1)%	885	(11.8)%	1,351	(42.2)%
Commercial and industrial loans
Commercial lines of credit	—	—	—%	904	(100.0)%	1,968	(100.0)%
SBA commercial term	600	568	5.6%	595	0.8%	381	57.5%
Other consumer loans	65	52	25.0%	66	(1.5)%	70	(7.1)%
Total nonaccrual loans held-for-investment	1,446	1,461	(1.0)%	3,163	(54.3)%	3,770	(61.6)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	696	(100.0)%
Non-performing loans (“NPLs”)	1,446	1,461	(1.0)%	3,163	(54.3)%	4,466	(67.6)%
Other real estate owned (“OREO”)	—	2,336	(100.0)%	1,401	(100.0)%	376	(100.0)%
Non-performing assets (“NPAs”)	$1,446	$3,797	(61.9)%	$4,564	(68.3)%	$4,842	(70.1)%
Loans past due and still accruing
Past due 30 to 59 days	$227	$56	305.4%	$302	(24.8)%	$311	(27.0)%
Past due 60 to 89 days	—	52	(100.0)%	36	(100.0)%	113	(100.0)%
Past due 90 days or more	—	—	—%	—	—%	696	(100.0)%
Total loans past due and still accruing	$227	$108	110.2%	338	(32.8)%	$1,120	(79.7)%
Troubled debt restructurings (“TDRs”)
Accruing TDRs	$605	$620	(2.4)%	$634	(4.6)%	$669	(9.6)%
Nonaccrual TDRs	30	33	(9.1)%	5	500.0%	40	(25.0)%
Total TDRs	$635	$653	(2.8)%	$639	(0.6)%	$709	(10.4)%
Special mention loans	$18,238	$17,997	1.3%	$16,461	10.8%	$71	25,587.3%
Classified assets
Classified loans	$9,666	$7,090	36.3%	$10,130	(4.6)%	$5,809	66.4%
OREO	—	2,336	(100.0)%	1,401	(100.0)%	376	(100.0)%
Classified assets	$9,666	$9,426	2.5%	$11,531	(16.2)%	$6,185	56.3%
NPLs to loans held-for-investment	0.08%	0.09%		0.20%		0.29%
NPAs to total assets	0.07%	0.19%		0.24%		0.24%
Classified assets to total assets	0.47%	0.46%		0.60%		0.31%

Loans that are granted modifications related to the COVID-19 pandemic in excess of 6 months, on a cumulative basis, are classified as special mention or classified.
Special mention loans included $14.7 million, $16.4 million and $14.9 million of loans under modified terms related to the COVID-19 pandemic at June 30, 2021, March 31, 2021 and December 31, 2020, respectively. The special mention loans under modified terms related to the COVID-19 pandemic included commercial property loans of $11.8 million and commercial term loans of $2.9 million at June 30, 2021.
Classified loans included $1.2 million, $1.2 million and $1.9 million of loans under modified terms related to the COVID-19 pandemic at June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

Loan Modifications Related to the COVID-19 Pandemic
The Company provided modifications, including interest only payments or payment deferrals, to customers that were adversely affected by the COVID-19 pandemic. The loan modifications met all criteria under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Therefore, the modified loans were not considered TDRs. Total loans under modified terms related to the COVID-19 pandemic were $16.2 million at June 30, 2021, a decrease of $19.9 million, or 55.1%, from $36.1 million at December 31, 2020 and a decrease of $467.8 million, or 96.7%, from $484.0 million at June 30, 2020.
The following table presents a summary of loans under modified terms related to the COVID-19 pandemic by portfolio segment as of June 30, 2021:

	Modification Type			Weighted-Average Contractual Rate	Accrued Interest Receivable
($ in thousands)	Payment Deferment	Interest Only Payment	Total
Real estate loans
Commercial property	$—	$11,831	$11,831	3.59%	$74
Residential property	328	—	328	4.75%	8
Commercial and industrial loans
Commercial term	—	4,042	4,042	3.77%	84
Total	$328	$15,873	$16,201	3.65%	$166

Investment Securities
Total investment securities were $135.5 million at June 30, 2021, an increase of $8.4 million, or 6.6%, from $127.1 million at March 31, 2021 and an increase of $7.4 million, or 5.8%, from $128.0 million at June 30, 2020. The increase in investment securities for the current quarter was primarily due to purchases of $19.3 million, partially offset by principal pay-downs and calls of $11.1 million and net premium amortization of $280 thousand. The increase in investment securities for the current year-to-date period was primarily due to purchases of $39.5 million, partially offset by principal pay-downs and calls of $22.8 million and net premium amortization of $590 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	6/30/2021		3/31/2021		12/31/2020		6/30/2020
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$795,741	44.3%	$715,719	40.8%	$538,009	33.7%	$551,415	33.5%
Interest-bearing deposits
Savings	11,671	0.6%	11,271	0.6%	10,481	0.7%	8,258	0.5%
NOW	21,725	1.2%	19,380	1.1%	21,604	1.4%	21,173	1.3%
Retail money market accounts	358,575	19.9%	381,704	21.7%	351,739	22.0%	339,444	20.6%
Brokered money market accounts	4	0.1%	4	0.1%	25,002	1.6%	10	0.1%
Retail time deposits of
$250,000 or less	271,531	15.1%	276,232	15.8%	299,431	18.7%	347,382	21.0%
More than $250,000	173,401	9.6%	166,845	9.5%	168,683	10.6%	170,180	10.3%
Time deposits from internet rate service providers	—	—%	17,616	1.0%	24,902	1.6%	37,068	2.3%
State and brokered time deposits	165,000	9.2%	165,000	9.4%	155,000	9.7%	172,000	10.4%
Total interest-bearing deposits	1,001,907	55.7%	1,038,052	59.2%	1,056,842	66.3%	1,095,515	66.5%
Total deposits	$1,797,648	100.0%	$1,753,771	100.0%	$1,594,851	100.0%	$1,646,930	100.0%

The increase in noninterest-bearing demand deposits for the current year-to-date period was primarily due to the overall liquid deposit market. During the current year-to-date period, a total of $93.9 million of SBA PPP loans were funded through the Bank’s noninterest-bearing demand deposits and deposit customers also received $93.6 million of SBA Economic Injury Disaster Loans and SBA Revitalization Funds.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $27.6 million, renewals of the matured accounts of $96.6 million, and balance increases of $4.0 million, partially offset by matured and closed accounts of $126.3 million. The decrease in retail time deposits for the current year-to-date period was primarily due to matured and closed accounts of $321.9 million, partially offset by new accounts of $59.3 million, renewals of the matured accounts of $232.7 million, and balance increases of $6.7 million.

Liquidity
The following table presents a summary of the Company’s liquidity position as of June 30, 2021:

($ in thousands)	6/30/2021
Cash and cash equivalents	$174,621
Cash and cash equivalents to total assets	8.5%

Available borrowing capacity
FHLB advances	$502,653
Federal Reserve Discount Window	34,224
Overnight federal funds lines	65,000
Total	$601,877
Total available borrowing capacity to total assets	29.2%

Shareholders’ Equity
Shareholders’ equity was $238.9 million at June 30, 2021, a decrease of $1.3 million, or 0.6%, from $240.3 million at March 31, 2021 and an increase of $11.7 million, or 5.2%, from $227.2 million at June 30, 2020. The decrease for the current quarter was primarily due to repurchases of common stock of $10.3 million and cash dividends declared on common stock of $1.5 million, partially offset by net income and an increase in accumulated other comprehensive income. The increase for the current year-to-date period was primarily due to net income, partially offset by repurchases of common stock of $10.3 million, cash dividends declared on common stock of $3.1 million and a decrease in accumulated other comprehensive income.
On April 8, 2021, the Company’s Board of Directors approved a repurchase program authorizing the repurchase of up to 5% of the Company’s outstanding common stock as of the date of the board meeting, which represented 775,000 shares, through September 7, 2021. As of June 30, 2021, the Company repurchased and retired 646,334 shares of common stock totaling $10.3 million at a weighted-average price of $15.99 per share.
Capital Ratios
Based on changes to the Federal Reserve’s definition of a “Small Bank Holding Company” that increased the threshold to $3 billion in assets in August 2018, the Company is not currently subject to separate minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will again be subject to capital measurements independent of the Bank. For comparison purposes, the Company’s ratios are included in following discussion. The following table presents capital ratios for the Company and the Bank as of dates indicated:

	6/30/2021	3/31/2021	12/31/2020	6/30/2020	Well Capitalized Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	15.17%	15.92%	15.97%	15.83%	N/A
Total capital (to risk-weighted assets)	16.43%	17.17%	17.22%	17.09%	N/A
Tier 1 capital (to risk-weighted assets)	15.17%	15.92%	15.97%	15.83%	N/A
Tier 1 capital (to average assets)	11.76%	12.03%	11.94%	11.49%	N/A
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	14.88%	15.62%	15.70%	15.58%	6.5%
Total capital (to risk-weighted assets)	16.13%	16.88%	16.95%	16.83%	10.0%
Tier 1 capital (to risk-weighted assets)	14.88%	15.62%	15.70%	15.58%	8.0%
Tier 1 capital (to average assets)	11.53%	11.81%	11.74%	11.30%	5.0%

About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to our borrowers’ actual payment performance as loan deferrals related to the COVID-19 pandemic expire, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance, and the general economic uncertainty caused by the COVID-19 pandemic, and government and societal responses thereto. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	6/30/2021	3/31/2021	% Change	12/31/2020	% Change	6/30/2020	% Change
Assets
Cash and due from banks	$18,417	$16,764	9.9%	$19,605	(6.1)%	$18,255	0.9%
Interest-bearing deposits in other financial institutions	156,204	195,016	(19.9)%	174,493	(10.5)%	289,348	(46.0)%
Total cash and cash equivalents	174,621	211,780	(17.5)%	194,098	(10.0)%	307,603	(43.2)%
Securities available-for-sale, at fair value	135,479	127,114	6.6%	120,527	12.4%	128,049	5.8%
Loans held-for-sale	11,255	3,569	215.4%	1,979	468.7%	4,102	174.4%
Loans held-for-investment, net of deferred loan costs (fees)	1,719,656	1,685,916	2.0%	1,583,578	8.6%	1,553,589	10.7%
Allowance for loan losses	(24,889)	(25,514)	(2.4)%	(26,510)	(6.1)%	(20,248)	22.9%
Net loans held-for-investment	1,694,767	1,660,402	2.1%	1,557,068	8.8%	1,533,341	10.5%
Premises and equipment, net	3,576	3,774	(5.2)%	4,048	(11.7)%	4,542	(21.3)%
Federal Home Loan Bank and other bank stock	8,577	8,447	1.5%	8,447	1.5%	8,447	1.5%
Other real estate owned, net	—	2,336	(100.0)%	1,401	(100.0)%	376	(100.0)%
Deferred tax assets, net	7,892	8,170	(3.4)%	8,120	(2.8)%	6,347	24.3%
Servicing assets	6,482	6,253	3.7%	6,400	1.3%	6,399	1.3%
Operating lease assets	6,595	7,145	(7.7)%	7,616	(13.4)%	7,843	(15.9)%
Accrued interest receivable	6,741	7,523	(10.4)%	9,334	(27.8)%	9,498	(29.0)%
Other assets	4,018	4,159	(3.4)%	3,815	5.3%	4,230	(5.0)%
Total assets	$2,060,003	$2,050,672	0.5%	$1,922,853	7.1%	$2,020,777	1.9%
Liabilities
Deposits
Noninterest-bearing demand	$795,741	$715,719	11.2%	$538,009	47.9%	$551,415	44.3%
Savings, NOW and money market accounts	391,975	412,359	(4.9)%	408,826	(4.1)%	368,885	6.3%
Time deposits of $250,000 or less	336,531	358,848	(6.2)%	379,333	(11.3)%	466,450	(27.9)%
Time deposits of more than $250,000	273,401	266,845	2.5%	268,683	1.8%	260,180	5.1%
Total deposits	1,797,648	1,753,771	2.5%	1,594,851	12.7%	1,646,930	9.2%
Federal Home Loan Bank advances	10,000	40,000	(75.0)%	80,000	(87.5)%	130,000	(92.3)%
Operating lease liabilities	7,338	7,935	(7.5)%	8,455	(13.2)%	8,758	(16.2)%
Accrued interest payable and other liabilities	6,076	8,703	(30.2)%	5,759	5.5%	7,856	(22.7)%
Total liabilities	1,821,062	1,810,409	0.6%	1,689,065	7.8%	1,793,544	1.5%
Commitments and contingent liabilities
Shareholders’ equity
Common stock, no par value	154,796	164,698	(6.0)%	164,140	(5.7)%	163,759	(5.5)%
Retained earnings	83,002	74,707	11.1%	67,692	22.6%	61,531	34.9%
Accumulated other comprehensive income, net	1,143	858	33.2%	1,956	(41.6)%	1,942	(41.1)%
Total shareholders’ equity	238,941	240,263	(0.6)%	233,788	2.2%	227,233	5.2%
Total liabilities and shareholders’ equity	$2,060,003	$2,050,672	0.5%	$1,922,853	7.1%	$2,020,777	1.9%

Outstanding common shares	14,854,315	15,468,242		15,385,878		15,377,935
Book value per common share (1)	$16.09	$15.53		$15.19		$14.78
Total loan to total deposit ratio	96.29%	96.33%		99.42%		94.58%
Noninterest-bearing deposits to total deposits	44.27%	40.81%		33.73%		33.48%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2021	3/31/2021	% Change	6/30/2020	% Change	6/30/2021	6/30/2020	% Change
Interest and dividend income
Loans, including fees	$19,511	$18,744	4.1%	$18,273	6.8%	$38,255	$38,679	(1.1)%
Investment securities	375	360	4.2%	539	(30.4)%	735	1,183	(37.9)%
Other interest-earning assets	165	154	7.1%	161	2.5%	319	771	(58.6)%
Total interest income	20,051	19,258	4.1%	18,973	5.7%	39,309	40,633	(3.3)%
Interest expense
Deposits	1,000	1,311	(23.7)%	3,409	(70.7)%	2,311	8,401	(72.5)%
Other borrowings	55	128	(57.0)%	201	(72.6)%	183	303	(39.6)%
Total interest expense	1,055	1,439	(26.7)%	3,610	(70.8)%	2,494	8,704	(71.3)%
Net interest income	18,996	17,819	6.6%	15,363	23.6%	36,815	31,929	15.3%
Provision (reversal) for loan losses	(934)	(1,147)	(18.6)%	3,855	(124.2)%	(2,081)	6,751	(130.8)%
Net interest income after provision (reversal) for loan losses	19,930	18,966	5.1%	11,508	73.2%	38,896	25,178	54.5%
Noninterest income
Gain on sale of loans	3,967	1,322	200.1%	1,498	164.8%	5,289	2,223	137.9%
Service charges and fees on deposits	302	293	3.1%	275	9.8%	595	665	(10.5)%
Loan servicing income	545	882	(38.2)%	902	(39.6)%	1,427	1,456	(2.0)%
Other income	337	360	(6.4)%	243	38.7%	697	600	16.2%
Total noninterest income	5,151	2,857	80.3%	2,918	76.5%	8,008	4,944	62.0%
Noninterest expense
Salaries and employee benefits	7,125	6,182	15.3%	5,761	23.7%	13,307	12,312	8.1%
Occupancy and equipment	1,388	1,371	1.2%	1,400	(0.9)%	2,759	2,780	(0.8)%
Professional fees	658	494	33.2%	509	29.3%	1,152	1,306	(11.8)%
Marketing and business promotion	516	138	273.9%	548	(5.8)%	654	727	(10.0)%
Data processing	396	377	5.0%	366	8.2%	773	724	6.8%
Director fees and expenses	151	138	9.4%	107	41.1%	289	328	(11.9)%
Regulatory assessments	179	208	(13.9)%	242	(26.0)%	387	461	(16.1)%
Other expenses	726	761	(4.6)%	763	(4.8)%	1,487	1,625	(8.5)%
Total noninterest expense	11,139	9,669	15.2%	9,696	14.9%	20,808	20,263	2.7%
Income before income taxes	13,942	12,154	14.7%	4,730	194.8%	26,096	9,859	164.7%
Income tax expense	4,098	3,594	14.0%	1,363	200.7%	7,692	2,920	163.4%
Net income	$9,844	$8,560	15.0%	$3,367	192.4%	$18,404	$6,939	165.2%
Earnings per common share
Basic	$0.65	$0.55		$0.22		$1.20	$0.45
Diluted	$0.64	$0.55		$0.22		$1.19	$0.45
Average common shares
Basic	15,115,561	15,384,343		15,337,405		15,249,210	15,421,552
Diluted	15,309,873	15,533,608		15,373,655		15,425,308	15,522,626

Dividend paid per common share	$0.10	$0.10		$0.10		$0.20	$0.20
Return on average assets (1)	1.96%	1.75%		0.69%		1.85%	0.75%
Return on average shareholders’ equity (1), (2)	16.49%	14.66%		5.98%		15.59%	6.17%
Efficiency ratio (3)	46.13%	46.76%		53.04%		46.42%	54.95%

(1)Ratios are presented on an annualized basis.
(2)The Company did not have any intangible equity components for the presented periods.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	6/30/2021			3/31/2021			6/30/2020
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets
Total loans (1)	$1,691,704	$19,511	4.63%	$1,641,634	$18,744	4.63%	$1,554,011	$18,273	4.73%
Mortgage-backed securities	92,732	233	1.01%	81,486	215	1.07%	63,692	317	2.00%
Collateralized mortgage obligation	22,929	54	0.94%	24,888	57	0.93%	37,745	122	1.30%
SBA loan pool securities	10,828	51	1.89%	11,673	52	1.81%	13,189	62	1.89%
Municipal bonds (2)	5,760	37	2.58%	5,804	36	2.52%	5,710	38	2.68%
Other interest-earning assets	164,710	165	0.40%	189,153	154	0.33%	245,447	161	0.26%
Total interest-earning assets	1,988,663	20,051	4.04%	1,954,638	19,258	4.00%	1,919,794	18,973	3.97%
Noninterest-earning assets
Cash and cash equivalents	19,080			19,072			16,031
Allowance for loan losses	(25,559)			(26,870)			(17,320)
Other assets	36,605			40,377			37,959
Total noninterest-earning assets	30,126			32,579			36,670
Total assets	$2,018,789			$1,987,217			$1,956,464
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$400,314	317	0.32%	$407,623	333	0.33%	$371,992	548	0.59%
Savings	11,588	1	0.03%	10,609	1	0.04%	6,966	3	0.17%
Time deposits	615,035	682	0.44%	635,613	977	0.62%	730,349	2,858	1.57%
Total interest-bearing deposits	1,026,937	1,000	0.39%	1,053,845	1,311	0.50%	1,109,307	3,409	1.24%
Federal Home Loan Bank advances	19,012	55	1.16%	75,556	128	0.69%	130,330	201	0.62%
Total interest-bearing liabilities	1,045,949	1,055	0.40%	1,129,401	1,439	0.52%	1,239,637	3,610	1.17%
Noninterest-bearing liabilities
Noninterest-bearing demand	720,105			607,076			474,175
Other liabilities	13,287			13,950			16,198
Total noninterest-bearing liabilities	733,392			621,026			490,373
Total liabilities	1,779,341			1,750,427			1,730,010
Total shareholders’ equity	239,448			236,790			226,454
Total liabilities and shareholders’ equity	$2,018,789			$1,987,217			$1,956,464
Net interest income		$18,996			$17,819			$15,363
Net interest spread (3)			3.64%			3.48%			2.80%
Net interest margin (4)			3.83%			3.70%			3.22%
Total deposits	$1,747,042	$1,000	0.23%	$1,660,921	$1,311	0.32%	$1,583,482	$3,409	0.87%
Total funding (5)	$1,766,054	$1,055	0.24%	$1,736,477	$1,439	0.34%	$1,713,812	$3,610	0.85%

(1)Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Six Months Ended
	6/30/2021			6/30/2020
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets
Total loans (1)	$1,666,808	$38,255	4.63%	$1,504,369	$38,679	5.17%
Mortgage-backed securities	87,140	448	1.04%	60,597	646	2.14%
Collateralized mortgage obligation	23,903	111	0.94%	39,577	320	1.63%
SBA loan pool securities	11,248	103	1.85%	13,531	141	2.10%
Municipal bonds (2)	5,782	73	2.55%	5,714	76	2.67%
Other interest-earning assets	176,864	319	0.36%	202,120	771	0.77%
Total interest-earning assets	1,971,745	39,309	4.02%	1,825,908	40,633	4.48%
Noninterest-earning assets
Cash and cash equivalents	19,076			17,441
Allowance for loan losses	(26,211)			(15,860)
Other assets	38,481			36,136
Total noninterest-earning assets	31,346			37,717
Total assets	$2,003,091			$1,863,625
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$403,948	650	0.32%	$368,298	1,667	0.91%
Savings	11,101	2	0.04%	6,790	6	0.18%
Time deposits	625,267	1,659	0.54%	744,415	6,728	1.82%
Total interest-bearing deposits	1,040,316	2,311	0.45%	1,119,503	8,401	1.51%
Federal Home Loan Bank advances	47,128	183	0.78%	77,723	303	0.78%
Total interest-bearing liabilities	1,087,444	2,494	0.46%	1,197,226	8,704	1.46%
Noninterest-bearing liabilities
Noninterest-bearing demand	663,902			421,847
Other liabilities	13,618			18,281
Total noninterest-bearing liabilities	677,520			440,128
Total liabilities	1,764,964			1,637,354
Total shareholders’ equity	238,127			226,271
Total liabilities and shareholders’ equity	$2,003,091			$1,863,625
Net interest income		$36,815			$31,929
Net interest spread (3)			3.56%			3.02%
Net interest margin (4)			3.77%			3.52%
Total deposits	$1,704,218	$2,311	0.27%	$1,541,350	$8,401	1.10%
Total funding (5)	$1,751,346	$2,494	0.29%	$1,619,073	$8,704	1.08%

(1)Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.